Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-87742) pertaining to the Compaq Computer Corporation 401(k) Investment Plan of our report dated May 14, 2004, with respect to the financial statements of the Compaq Computer Corporation 401(k) Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

/s/ Ernst & Young LLP

San Jose, California
June 14, 2004

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